Exhibit 4.1

Form of Face of Series A Preferred Stock

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CENTERPOINT ENERGY, INC. OR ITS AGENT OR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT OF RESOLUTION REFERRED TO ON THE REVERSE HEREOF. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANFSER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER AGENT COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number: R-[ ]	Number of Shares of Preferred Stock:
[ ]
Aggregate Liquidation Preference: $[ ] CUSIP NO. 15189TAS6 ISIN: US15189TAS69

Certificate Evidencing Preferred Stock of

CenterPoint Energy, Inc.

Series A Fixed-to-Floating Rate

Cumulative Redeemable Perpetual Preferred Stock

(liquidation preference $1,000 per share)

CenterPoint Energy, Inc., a Texas corporation (the “Company”), hereby certifies that                      is the registered owner of                     , or such other number as is indicated on Schedule A hereto, fully paid and non-assessable shares of the Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (liquidation preference $1,000 per share), of the Company (the “Preferred Stock”). The designations, preferences, limitations and relative rights of the shares of the Preferred Stock shall have been fixed and determined as set forth in the provisions of the Restated Articles of Incorporation of the Company and the Statement of Resolution relating to the Preferred Stock. A copy of the Restated Articles of Incorporation and Statement of Resolution will be furnished by the Company to any holder of the Preferred Stock without charge upon request directed to the Transfer Agent. This certificate and the shares represented hereby shall be held subject to and each holder of this certificate shall be bound by all of the provisions of the Restated Articles of Incorporation and Statement of Resolution. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the Company has executed this certificate as of the date first written below.

Dated: [                    ]

CENTERPOINT ENERGY, INC.

By:
Name:
Title:

By:
Name:
Title:

COUNTERSIGNED AND REGISTERED:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.,

As Transfer Agent and Registrar

By:
Name:
Title:

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Certificate on the books of the Registrar, with full power of substitution in the premises.

Dated:	Your Signature*:

Signature Guaranteed*:

*

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A

The initial number of shares of Preferred Stock evidenced by the Certificate to which this Schedule is attached is                     . The notations on the following table evidence decreases and increases in the number of shares of Preferred Stock evidenced by such Certificate.

Decrease in Number of Shares of Preferred Stock	Increase in Number of Shares of Preferred Stock	Number of Shares of Preferred Stock Remaining After such Decrease or Increase	Notation by Registrar